Filed Pursuant to Rule 424(b)(5)
Registration No. 333-253165

Prospectus Supplement

(To Prospectus Dated February 25, 2021)

625,000 Shares of Common Stock,

Warrants to Purchase up to 625,000 Shares of Common Stock

and

the Shares of Common Stock underlying the Warrants

Pursuant to this prospectus supplement and the accompanying prospectus, we are offering (i) 625,000 shares of our common stock, $0.001 par value per share, at an offering price of $8.00 per share, (ii) warrants to purchase up to 625,000 shares of our common stock (the “Warrants”), at an exercise price of $8.60 per share and exercisable six months following their issuance for a term of five years from the date of the initial exercise date, and (iii) 625,000 shares of our common stock issuable upon exercise of the Warrants.

Our common stock is traded on The NASDAQ Capital Market (“NASDAQ”) under the symbol “USAU”. On March 15, 2022, the last reported sale price for our common stock was $8.60 per share. There is no established public trading market for the Warrants and we do not expect a market to develop. In addition, we do not intend to list the Warrants on the NASDAQ, or any other national securities exchange or any other nationally recognized trading system.

The gross proceeds to us before fees and expenses will be approximately $5.0 million. See “Plan of Distribution” on page S-13 of this prospectus supplement for more information.

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page S-5 of this prospectus supplement and “Risk Factors” beginning on page 4 of the accompanying prospectus and in the documents incorporated by reference in this prospectus supplement for a discussion of factors to consider before deciding to invest in our common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

We have retained A.G.P./Alliance Global Partners (the “Placement Agent”) to act as our exclusive placement agent in connection with this offering. The Placement Agent has no obligation to buy any of the securities from us in this offering or to arrange for the purchase or sale of any specific number or dollar amount of securities but will assist us in this offering on a “reasonable best efforts basis”. We have also agreed to pay the Placement Agent the fees set forth in the table below in connection with this offering which assumes that we sell all of the securities we are offering hereby.

	Per Share	Total
Offering Price	$8.00	$5,000,000.00
Placement Agent Fees(1)	$0.56	$350,000
Proceeds, before expenses, to us(2)	$7.44	$4,650,000

(1)	In addition, we have agreed to reimburse the Placement Agent for certain expenses. See “Plan of Distribution” beginning on page S-13 of this prospectus supplement for additional information with respect to the compensation we will pay the Placement Agent.

(2)	The amount of offering proceeds to us presented in this table does not give effect to the exercise, if any, of the Warrants being issued .

We anticipate that delivery of the shares of common stock offered hereby is expected to take place on or about March 18, 2022, subject to satisfaction of certain conditions.

Sole Placement Agent

A.G.P.

The date of this prospectus supplement is March 15, 2022.

TABLE OF CONTENTS

PROSPECTUS SUPPLEMENT

BASE PROSPECTUS

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying prospectus form part of a registration statement on Form S-3 (File No. 333-253165) that we filed with the Securities and Exchange Commission (the “SEC”), utilizing a “shelf” registration process. Under this shelf registration process, we may offer and sell from time to time in one or more offerings the securities described in the accompanying prospectus. This prospectus supplement describes the specific details regarding this offering, including the price, the amount of our common stock being offered, the risks of investing in our common stock and other items.

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this securities offering and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference herein and therein. The second part, the accompanying prospectus, provides more general information. Generally, when we refer to this prospectus, we are referring to both parts of this document combined. To the extent there is a conflict between the information contained in this prospectus supplement and the information contained in the accompanying prospectus or any document incorporated by reference herein or therein filed prior to the date of this prospectus supplement, you should rely on the information in this prospectus supplement; provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a document incorporated by reference in the accompanying prospectus—the statement in the document having the later date modifies or supersedes the earlier statement.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference herein were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

You should rely only on the information contained in this prospectus supplement and the accompanying prospectus, including any information incorporated by reference. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. You should not assume that the information appearing in this prospectus, any prospectus supplement or any document incorporated by reference is accurate at any date other than as of the date of each such document. Our business, financial condition, results of operations and prospects may have changed since the date indicated on the cover page of such documents. Both this prospectus supplement and the accompanying prospectus include important information about us, our common stock and other information you should know before investing. This prospectus supplement also adds, updates, and changes certain of the information contained in the prospectus. This prospectus supplement contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. You should read both this prospectus supplement and the accompanying prospectus as well as the additional information described under the headings “Where You Can Find More Information” and “Incorporation by Reference” before investing in our common stock.

We are offering to sell, and seeking offers to buy, our securities offered by this prospectus supplement only in jurisdictions where offers and sales are permitted. The distribution of this prospectus supplement and the accompanying prospectus or any free writing prospectus and the offering of the securities in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus supplement and the accompanying prospectus or any free writing prospectus must inform themselves about, and observe any restrictions relating to, the offering of the securities and the distribution of this prospectus supplement and the accompanying prospectus or any free writing prospectus outside the United States. This prospectus supplement and the accompanying prospectus do not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus supplement and the accompanying prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

Unless the context requires otherwise, references in this prospectus supplement to “the Company,” “we,” “us” and “our” refer to U.S. Gold Corp. and its consolidated subsidiaries as a combined entity.

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PROSPECTUS SUPPLEMENT SUMMARY

The following summary highlights certain information contained elsewhere in this prospectus supplement, the accompanying base prospectus and the documents incorporated by reference herein and in the accompanying base prospectus. This summary does not contain all the information you will need in making your investment decision. You should carefully read this entire prospectus supplement and, the accompanying base prospectus that we have been authorized to use and the documents incorporated by reference herein and in the accompanying base prospectus. You should pay special attention to the information under “Risk Factors” beginning on page S-5 of this prospectus supplement and page 4 of the accompanying base prospectus.

Overview of the Company

U.S. Gold Corp. and its subsidiaries are engaged in the gold mining industry. We are a U.S. focused gold exploration and development company. We own certain mining leases and other mineral rights comprising the CK Gold Project in Wyoming, the Keystone and Maggie Creek Projects in Nevada and most recently the Challis Gold Project in Idaho. The CK Gold Project is the only property that is currently material to our business.

We are focused on the evaluation, acquisition, exploration and advancement of gold exploration and potential development projects, which may lead to gold production or value added strategic transactions such as earn-in right agreements, option agreements, leases to third parties, joint venture arrangements with other mining companies, or outright sales of assets for cash and/or other consideration. We look for opportunities to improve the value of our gold projects through exploration drilling and/or technical studies focused on optimizing previous engineering work. We do not currently generate any revenues or cash flows from mining operations.

Recent Developments

On February 14, 2022, we entered into a securities purchase agreement (the “Securities Purchase Agreement”) with certain institutional and accredited investors in connection with a registered direct offering of 384,741 shares of the Company’s common stock at a price of $6.50 per share and warrants (the “February 2022 Warrants”) to purchase 192,370 shares of the Company’s common stock at an exercise price of $8.00 per share (the “February 2022 Registered Offering”). The warrants are exercisable immediately following issuance and will expire five years from the issuance date. The aggregate gross proceeds of the February 2022 Registered Offering was approximately $2.5 million. The closing of the February 2022 Registered Offering occurred on February 16, 2022.

Corporate Information

Our principal executive offices are located at 1910 E. Idaho Street, Suite 102-Box 604, Elko, NV 89801 and our telephone number at that address is (800) 557-4550. Our web site address is www.usgoldcorp.gold. Information on our website is not incorporated in this prospectus supplement and is not part of this prospectus supplement, unless otherwise stated.

U.S. Gold Corp., formerly known as Dataram Corporation (the “Company”), was originally incorporated in the State of New Jersey in 1967 and was subsequently re-incorporated under the laws of the State of Nevada in 2016. Effective June 26, 2017, the Company changed its name to U.S. Gold Corp. from Dataram Corporation.

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THE OFFERING

Common stock offered by us	625,000 shares, plus 625,000 shares of our common stock issuable upon exercise of the Warrants offered in this offering.

Warrants offered by us	Warrants to purchase up to 625,000 shares of our common stock, at an exercise price of $8.60 per share, exercisable six months following the date of issuance, for a term of five years following the initial exercise date.

Common stock to be outstanding immediately after the offering (1)	8,106,464 shares (assuming that we sell the maximum number of shares of common stock offered in this offering and excluding shares issuable upon the exercise of the Warrants).

Use of proceeds	We expect to use the net proceeds from the sale of our common stock and Warrants in this offering for working capital and general corporate purposes. See “Use of Proceeds” on page S-8.

Dividend policy	We do not anticipate paying any cash dividends on our common stock in the foreseeable future but intend to retain our capital resources for reinvestment in our business.

Risk factors	Investing in our securities involves a high degree of risk. You should read the “Risk Factors” section beginning on page S-5 of this prospectus supplement and page 4 of the accompanying prospectus and in the documents incorporated by reference in this prospectus supplement for a discussion of factors to consider before deciding to invest in our securities.

NASDAQ symbol	USAU

Transfer Agent	Equity Stock Transfer LLC

(1)	The number of shares of common stock to be outstanding immediately after this offering is based on 7,481,464 shares of our common stock outstanding as of March 15, 2022, and excludes, as of such date:

●	148,060 shares of common stock issuable upon the exercise of stock options outstanding at a weighted average exercise price of $11.65 per share;

●	1,368,246 shares of common stock issuable upon exercise of outstanding common stock purchase warrants with a weighted average exercise price of $9.56 per share;

●

up to 586,528 shares of common stock reserved for future issuance under our equity incentive plans, not inclusive of shares of common stock issuable upon the conversion of 441,402 outstanding restricted stock units;

●	up to 192,370 shares of common stock issuable upon the exercise of the February 2022 Warrants, at an exercise price of $8.00 per share; and

●	up to 625,000 shares of common stock issuable upon exercise of the Warrants, at an exercise price of $8.60 per share.

Except as otherwise indicated, the information in this prospectus supplement assumes (i) no exercise of the Warrants and (ii) no exercise of options or exercise of warrants described above.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and the information incorporated by reference in this prospectus supplement and the accompanying prospectus contain “forward-looking statements” within the meaning of the United States Private Securities Litigation Reform Act of 1995, which include information relating to future events, future financial performance, strategies, expectations, competitive environment and regulation. Words such as “may,” “should,” “could,” “would,” “predicts,” “potential,” “continue,” “expects,” “anticipates,” “future,” “intends,” “plans,” “believes,” “estimates,” and similar expressions, as well as statements in future tense, are intended to identify forward-looking statements. Forward-looking statements should not be read as a guarantee of future performance or results and may not be accurate indications of when such performance or results will actually be achieved. Forward-looking statements are based on information we have when those statements are made or our management’s good faith belief as of that time with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. Important factors that could cause such differences include, but are not limited to:

●	our plans to conduct geographic surveys and determine the scope of our drilling program during our fiscal year ended April 30, 2022;

●	the timing, duration and overall impact of the COVID-19 pandemic on our business and exploration activities;

●	the impact of public health threats and outbreaks of other highly communicable diseases;

●	the impact of geopolitical events and other uncertainties, such as the conflict in Ukraine;

●	the strength of the world economies;

●	fluctuations in interest rates and foreign exchange rates;

●	changes in governmental rules and regulations or actions taken by regulatory authorities;

●	our ability to maintain compliance with the NASDAQ listing standards;

●	the conclusions of additional exploration programs and related studies;

●	expectations and the timing and budget for exploration and future exploration of our properties;

●	our planned expenditures during our fiscal year ended April 30, 2022 and future periods;

●	our estimates of the cost of future permitting changes and additional bonding requirements;

●	future exploration plans and expectations related to our properties;

●	volatility in the market price of our common stock;

●	our ability to fund our business with our current cash reserves based on our currently planned activities;

●	our ability to raise the necessary capital required to continue our business on terms acceptable to us or at all;

●	our expected cash needs and the availability and plans with respect to future financing;

●	statements concerning our financial condition;

●	our anticipation of future environmental and regulatory impacts;

●	our ability to retain key management and mining personnel necessary to successfully operate and grow our business;

●	potential conflicts of interest involving members of our Board of Directors (the “Board”) and senior management;

●	our business and operating strategies;

●	statements related to operating and legal risks, including potential liability from pending or future litigation; and

●	other factors listed from time to time in registration statements, reports or other materials that we have filed with or furnished to the SEC, including our most recent annual report on Form 10-K for the fiscal year ended April 30, 2021, which is incorporated by reference into this prospectus.

For a more detailed discussion of such risks and other important factors that could cause actual results to differ materially from those in such forward-looking statements and forward-looking information, please see “Risk Factors” below in this prospectus supplement and on page 4 of the accompanying base prospectus as well as the risk factors included in the documents incorporated herein and therein by reference. Although we have attempted to identify important factors that could cause actual results to differ materially from those described in forward-looking statements and forward-looking information, there may be other factors that cause results not to be as anticipated, estimated or intended. There can be no assurance that these statements will prove to be accurate as actual results and future events could differ materially from those anticipated in the statements. Except as required by law, we assume no obligation to publicly update any forward-looking statements and forward-looking information, whether as a result of new information, future events or otherwise. We qualify all forward-looking statements by these cautionary statements.

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RISK FACTORS

Investing in the common stock involves a high degree of risk. Prospective investors should carefully consider the following risks, as well as the other information contained in this prospectus supplement, the accompanying base prospectus, and the documents incorporated by reference herein and therein before investing in the common stock. You should also consider the risks, uncertainties and assumptions discussed under the heading “Risk Factors” included in our most recent annual report on Form 10-K and the subsequent quarterly reports on Form 10-Q and other reports that we file with the SEC which are on file with the SEC and are incorporated herein by reference, and which may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future. If any of the following risks actually occurs, our business could be harmed. The risks and uncertainties described below are not the only ones faced by us. Additional risks and uncertainties, including those of which we are currently unaware or that are currently deemed immaterial, may also adversely affect our business, financial condition, cash flows, prospects and the price of our common stock. Please also read carefully the section above entitled “Cautionary Note Regarding Forward-Looking Statements.”

Risk Factors Related to our Business

Our activities may be adversely affected by unforeseeable and unquantifiable health risks, such as the COVID-19 pandemic, whether those effects are local, nationwide or global. Matters outside our control may prevent us from executing on our exploration programs, limit travel of Company representatives, adversely affect the health and welfare of Company personnel or prevent important vendors and contractors from performing normal and contracted activities.

In December 2019, a novel strain of coronavirus, COVID-19, was reported to have surfaced in Wuhan, China and has reached multiple other countries, resulting in government-imposed quarantines, travel restrictions and other public health safety measures in China and other countries. On March 12, 2020, the WHO declared COVID-19 to be a global pandemic. The COVID-19 pandemic has resulted in numerous actions taken by governments and governmental agencies in an attempt to mitigate the spread of the virus, including travel bans, quarantines and other emergency public health measures. These measures resulted in a significant reduction in economic activity and extreme volatility in the financial markets during calendar year 2020 and part of calendar year 2021. If the COVID-19 pandemic continues on a prolonged basis or becomes more severe, the adverse impact on the economy may deteriorate further and our operations and cash flows may be negatively impacted. The extent of COVID-19’s continuous impact on our financial and operational results, which could be material in the long run, will depend on the length of time that the pandemic continues, the ability to effectively vaccinate a large percentage of the population and whether subsequent waves of the infection or variant strains appear. Uncertainties regarding the economic impact of the ongoing COVID-19 pandemic are likely to result in sustained market volatility, which could impact our business, financial condition and cash flows to a greater extent.

The risks to the Company related to contagious disease, or policies implemented by governments to protect against the spread of a disease, are unforeseeable and unquantifiable by us. We, or our people, investors, contractors or stakeholders, may be prevented from free cross-border travel or normal attendance to activities in conducting Company business at trade shows, presentations, meetings or other activities meant to promote or execute our business strategy and transactions. We may be prevented from receiving goods or services from contractors. Decisions beyond our control, such as canceled events, restricted travel, barriers to entry or other factors may affect our ability to accomplish drilling programs, technical analysis of completed exploration actions, equity raising activities, and other needs that would normally be accomplished without such limitations.

We use a variety of outsourced contractors to execute our exploration programs. Drilling contractors need to be able to access our projects and ensure social distancing recommended safety standards is maintained. While our contractors are currently able to access our projects, there can be no assurances that this access will continue if subsequent waves of the infection or variant strains appear.

The COVID-19 pandemic has brought tremendous uncertainty to the global financial markets. As an exploration company with no revenues, we are reliant on constantly raising additional capital to fund our operations. A continuation or worsening of the levels of market disruption and volatility seen in the recent past could have an adverse effect on our ability to access capital, on our business, results of operations and financial condition, and on the market price of our common stock. There are no assurances we will be able to raise additional capital on favorable terms in the foreseeable future.

S-5

The COVID-19 pandemic can cause potential disruptions with several of our outsourced consultants and professionals which we rely on to execute our business. Our outsourced accountants, financial advisors, auditors, legal counsel, employees and Board have all experienced disruptions due to travel restrictions. This has the potential to cause delays to current and future financial filings. The Company has taken steps to mitigate the potential risks to suppliers and employees posed by the spread of COVID-19. The Company has implemented work from home policies where appropriate. The Company will continue to monitor developments affecting both their workforce and contractors, and will take additional precautions that management determines are necessary in order to mitigate the impacts.

In addition, the economic disruptions caused by COVID-19 could also adversely impact the impairment risks for certain long-lived assets and equity method investments. We evaluated these impairment considerations and determined that no such impairments occurred as of October 31, 2021.

As of October 31, 2021, our net working capital is approximately $6.2 million. To the extent that future access to the capital markets or the cost of funding is adversely affected by COVID-19, we may need to consider alternative sources of funding for operations and working capital, which may adversely impact future results of operations, financial condition, and cash flows.

Risk Factors Related to this Offering and our Common Stock

If you purchase securities in this offering, you will suffer immediate dilution of your investment.

The offering price of our common stock in this offering is substantially higher than the net tangible book value per share of our common stock. Therefore, if you purchase securities in this offering, you will pay a price per share of our common stock that substantially exceeds our net tangible book value per share after giving effect to this offering. Based on an offering price of $8.00 per share of our common stock, if you purchase securities in this offering, you will experience immediate dilution of $4.26 per share, representing the difference between the offering price per share of our common stock and our pro forma as adjusted net tangible book value per share after giving effect to this offering. Furthermore, if any of our outstanding options or warrants are exercised at prices below the offering price, or if we grant additional options or other awards under our equity incentive plans or issue additional warrants, you may experience further dilution of your investment. See the section entitled “Dilution” below for a more detailed illustration of the dilution you would incur if you participate in this offering.

Our stock price may be volatile.

The market price of our common stock is likely to be highly volatile and could fluctuate widely in price in response to various factors, many of which are beyond our control, including the following:

●	results of our operations and exploration efforts;

●	fluctuation in the supply of, demand and market price for gold;

●	our ability to obtain working capital financing;

●	additions or departures of key personnel;

S-6

●	limited “public float” in the hands of a small number of persons whose sales or lack of sales could result in positive or negative pricing pressure on the market price for our common stock;

●	our ability to execute our business plan;

●	sales of our common stock and decline in demand for our common stock;

●	regulatory developments;

●	economic and other external factors;

●	investor perception of our industry or our prospects; and

●	period-to-period fluctuations in our financial results.

In addition, the securities markets have from time to time experienced significant price and volume fluctuations that are unrelated to the operating performance of particular companies. These market fluctuations may also materially and adversely affect the market price of our common stock. As a result, you may be unable to resell your shares of our common stock at a desired price.

Volatility in the price of our common stock may subject us to securities litigation.

As discussed above, the market for our common stock is characterized by significant price volatility when compared to seasoned issuers, and we expect that our share price will continue to be more volatile than a seasoned issuer for the indefinite future. In the past, plaintiffs have often initiated securities class action litigation against a company following periods of volatility in the market price of its securities. We may in the future be the target of similar litigation. Securities litigation could result in substantial costs and liabilities and could divert management’s attention and resources.

Management will have broad discretion as to the use of proceeds from this offering and we may use the net proceeds in ways with which you may disagree.

We intend to use the net proceeds of this offering for working capital and general corporate purposes. Our management will have broad discretion in the application of the net proceeds from this offering and could spend the proceeds in ways that do not improve our results of operations or enhance the value of our common stock. Accordingly, you will be relying on the judgment of our management with regard to the use of net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. Our failure to apply these funds effectively could have a material adverse effect on our business and cause the price of our common stock to decline.

You may experience future dilution as a result of future equity offerings or other equity issuances.

We cannot assure you that we will not need to raise substantial capital in addition to the amounts we may raise in this offering. In order to raise such capital, we may in the future offer and issue additional common stock or other securities convertible into or exchangeable for our common stock. We cannot assure you that we will be able to sell shares or other securities in any other offering at a price per share that is equal to or greater than the price per share paid by investors in this offering from time to time, and investors purchasing shares or other securities in the future could have rights superior to existing shareholders. The price per share at which we sell additional common stock or other securities convertible into or exchangeable for our common stock in future transactions may be higher or lower than the price per share in this offering.

We do not anticipate paying dividends on our common stock in the foreseeable future.

We currently plan to invest all available funds, including the proceeds from this offering, and future earnings, if any, in the development and growth of our business. We currently do not anticipate paying any cash dividends on our common stock in the foreseeable future. As a result, a rise in the market price of our common stock, which is uncertain and unpredictable, will be your sole source of potential gain in the foreseeable future and you should not rely on an investment in our common stock for dividend income.

Future sales of shares of our securities may negatively affect our stock price.

We are unable to predict the effect, if any, that future sales of common stock, or the availability of our common stock for future sales, will have on the market price of our common stock from time to time. Sales of substantial amounts of our common stock (including sales of securities convertible into shares of our common stock), or the possibility of such sales, could adversely affect the market price of our common stock and also impair our ability to raise capital through an offering of our equity securities in the future. In the future, we may issue additional shares or warrants in connection with investments or for other purposes considered advisable by our Board. Any substantial sale of our common stock may have an adverse effect on the market price of our common stock.

There is no public market for the Warrants being offered in this offering.

There is no established public trading market for the Warrants being offered in this offering, and we do not expect a market to develop. In addition, we do not intend to apply to list the Warrants on the NASDAQ or any other securities exchange or nationally recognized trading system. Without an active market, the liquidity of the Warrants will be limited

The Warrants being offered may not have value.

The Warrants being offered by us in this offering have an exercise price of $8.60 per share, subject to certain adjustments, and expire five years from the date of issuance. In the event that the applicable volume weighted average price of our common stock does not exceed the exercise price of the Warrants during the period when they are exercisable, the Warrants may not have any value.

Holders of Warrants purchased in this offering will have no rights as common stockholders until such holders exercise their Warrants and acquire our common stock.

Until holders of Warrants acquire shares of our common stock upon exercise of such warrants, holders of Warrants will have no rights with respect to the shares of our common stock underlying such Warrants. Upon exercise of the Warrants, the holders will be entitled to exercise the rights of a holder of common stock only as to matters for which the record date occurs after the exercise date.

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USE OF PROCEEDS

We estimate that our net proceeds from this offering will be approximately $4.5 million, after deducting estimated offering expenses payable by us, excluding the proceeds we may receive from the exercise of the Warrants. The net proceeds from the sale of the securities offered by this prospectus supplement will be used for working capital and general corporate purposes. Pending application of the net proceeds as described above, we intend to invest the net proceeds to us from this offering in a variety of capital preservation investments, including short-term, investment-grade and interest-bearing instruments.

Depending on opportunities, economic conditions and the results of the activities described above we may use a portion of the proceeds allocated above to invest in property acquisitions or complete other corporate activities designed to achieve our corporate goals. Estimated costs and the scope of activities cannot be determined at this time.

We will not receive any proceeds from the sale of common stock issuable under exercise of the Warrants that we are offering unless and until such Warrants are exercised for cash. If all of the Warrants sold in this offering were to be exercised in cash at the exercise price of $8.60 per share of common stock, we would receive additional net proceeds of approximately $5.375 million. We cannot predict when or if these Warrants will be exercised. It is possible that these Warrants may expire and may never be exercised.

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DIVIDEND POLICY

We have never paid cash dividends on our common stock and do not anticipate paying any cash dividends in the foreseeable future but intend to retain our capital resources for reinvestment in our business

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DILUTION

If you invest in our common stock, your ownership interest will be diluted by the difference between the price per share you pay and the net tangible book value per share of our common stock immediately after this offering.

Our net tangible book value as of October 31, 2021, was approximately $23,384,654, or $3.30 per share of our common stock, based upon 7,096,723 shares of our common stock outstanding as of that date. Net tangible book value per share is determined by dividing our total tangible assets, less total liabilities, by the number of shares of our common stock outstanding as of October 31, 2021. Dilution in net tangible book value per share represents the difference between the amount per share paid by purchasers of shares of common stock in this offering and the net tangible book value per share of our common stock immediately after this offering.

Our pro forma net tangible book value as of October 31, 2021, was approximately $25,810,472, or $3.45 per share, after giving effect to the following issuance of common stock after October 31, 2021: (i) an aggregate of 384,741 shares of common stock upon the completion of a registered direct financing in February 2022.

After giving further effect to the sale of 625,000 shares of our common stock in this offering at the price of $8.00 per share of common stock, and after deducting estimated offering expenses payable by us, our pro forma as adjusted net tangible book value as of October 31, 2021 would have been approximately $30,345,472, or $3.74 per share. This represents an immediate increase in net tangible book value of $0.29 per share to existing stockholders and immediate dilution in net tangible book value of $4.26 per share to new investors. The following table illustrates this dilution on a per share basis:

Offering price per share		$8.00
Historical net tangible book value per share as of October 31, 2021	$3.30
Increase in net tangible book value per share attributable to the adjustment described above	$0.15
Pro forma net tangible book value per share as of October 31, 2021	$3.45
Increase in net tangible book value per share attributable to this offering	$0.29
Pro forma as adjusted net tangible book value per share as of October 31, 2021, after giving effect to this offering		$3.74

Dilution per share to new investors		$4.26

The discussion and table above assume no exercise of the Warrants to purchase an aggregate of 625,000 shares of common stock to be issued in this offering.

The number of shares of common stock outstanding as of October 31, 2021 was 7,096,723, which excludes, as of such date:

●	148,060 shares of common stock issuable upon the exercise of stock options outstanding at a weighted average exercise price of $11.65 per share;

●	1,368,246 shares of common stock issuable upon exercise of outstanding common stock purchase warrants with a weighted average exercise price of $9.56 per share;

●	up to 586,528 shares of common stock reserved for future issuance under our equity incentive plans, not inclusive of shares of common stock issuable upon the conversion of 431,301 outstanding restricted stock units;

●	192,370 shares of common stock issuable upon the exercise of the February 2022 Warrants, at an exercise price of $8.00 per share; and
●	625,000 shares of common stock issuable upon the exercise of the Warrants, at an exercise price of $8.60 per share, to be issued in this offering.

To the extent that outstanding options or warrants are exercised, you may experience further dilution. In addition, we may choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our stockholders.

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DESCRIPTION OF SECURITIES WE ARE OFFERING

We are offering 625,000 shares of our common stock and Warrants to purchase 625,000 shares of our common stock. We are also registering the offering and resale of the shares of common stock issuable from time to time upon exercise of the Warrants offered hereby.

Authorized Capital Stock

We have authorized 200,000,000 shares of common stock, $0.001 par value per share and 50,000,000 shares of preferred stock, $0.001 par value per share. On March 16, 2021, there were 7,481,464 shares of common stock and no shares of preferred stock issued and outstanding.

Common Stock

The holders of common stock are entitled to one vote per share on all matters to be voted upon by the stockholders and there are no cumulative rights. Subject to preferences that may be applicable to any outstanding preferred stock, the holders of common stock are entitled to receive ratably any dividends that may be declared from time to time by the Board out of funds legally available for that purpose. We do not anticipate paying any cash dividends on our common stock in the foreseeable future but intend to retain our capital resources for reinvestment in our business. In the event of our liquidation, dissolution or winding up, the holders of common stock are entitled to share ratably in all assets remaining after payment of liabilities, subject to prior distribution rights of preferred stock then outstanding. The common stock has no preemptive or conversion rights or other subscription rights. There are no redemption or sinking fund provisions applicable to the common stock. The outstanding shares of common stock are fully paid and non-assessable, and any shares of common stock to be issued upon an offering pursuant to this prospectus and the related prospectus supplement will be fully paid and nonassessable upon issuance. To the extent that additional shares of our common stock may be issued in the future, the relative interests of the then existing stockholders may be diluted

The transfer agent and registrar for our common stock is Equity Stock Transfer. Its address is 237 West 37th Street, Suite 601, New York, New York 10018. Our common stock is listed on the NASDAQ under the symbol “USAU.” See “Description of Capital Stock” in our prospectus for more information regarding our shares of common stock.

Warrants

The following summary of certain terms and provisions of the Warrants that are being offered hereby is not complete and is subject to, and qualified in its entirety by, the provisions of the Warrant, the form of which will be filed as an exhibit to a Current Report on Form 8-K in connection with this offering and incorporated by reference into the registration statement of which this prospectus supplement forms a part. Prospective investors should carefully review the terms and provisions of the form of Warrant for a complete description of the terms and conditions of the Warrants.

Warrants will be issued in certificated form only.

Duration and Exercise Price

Each Warrant offered hereby has an initial exercise price per share equal to $8.60. The Warrants are exercisable six months following their date of issuance and will expire on the fifth anniversary of the initial exercise date. The exercise price and number of shares of common stock issuable upon exercise is subject to appropriate adjustment in the event of stock dividends, stock splits, reorganizations or similar events affecting our common stock and the exercise price. Subject to NASDAQ rules and regulations, the Company may at any time during the term of the Warrant, subject to the prior written consent of the applicable holder, reduce the then current exercise price to any amount and for any period of time deemed appropriate by our board of directors.

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Exercisability

The Warrants will be exercisable, at the option of each holder, in whole or in part, by delivering to us a duly executed exercise notice accompanied by payment in full for the number of shares of our common stock purchased upon such exercise (except in the case of a cashless exercise as discussed below). A holder (together with its affiliates) may not exercise any portion of such holder’s Warrant to the extent that the holder would own more than 4.99% (or, at the election of the purchaser, 9.99%) of the outstanding shares of common stock immediately after exercise, provided that upon at least 61 days’ prior notice from the holder to us, the holder may increase this beneficial ownership limit to up to 9.99% of the number of shares of common stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Warrants. No fractional shares of common stock will be issued in connection with the exercise of a Warrant. In lieu of fractional shares, we will either pay the holder an amount in cash equal to the fractional amount multiplied by the exercise price or round up to the next whole share.

Cashless Exercise

If, at the time a holder exercises its Warrants, a registration statement registering the issuance or the resale of the shares of common stock underlying the Warrants under the Securities Act is not then effective or available, then in lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price, the holder may elect instead to receive upon such exercise (either in whole or in part) the net number of shares of common stock determined according to a cashless exercise formula set forth in the Warrants.

Fundamental Transaction

In the event of any fundamental transaction, as described in the Warrants and generally including any merger with or into another entity, sale of all or substantially all of our assets, tender offer or exchange offer, or reclassification of our shares of common stock, then upon any subsequent exercise of a Warrant, the holder will have the right to receive as alternative consideration, for each share of common stock that would have been issuable upon such exercise immediately prior to the occurrence of such fundamental transaction, the number of shares of common stock of the successor or acquiring corporation of our company, if it is the surviving corporation, and any additional consideration receivable upon or as a result of such transaction by a holder of the number of shares of common stock for which the Warrant is exercisable immediately prior to such event. Notwithstanding the foregoing, in the event of a fundamental transaction, the holders of the Warrants have the right to require us or a successor entity to redeem the Warrants for cash in the amount of the Black–Scholes Value (as defined in each Warrant) of the unexercised portion of the Warrants concurrently with or within 30 days following the consummation of a fundamental transaction. However, in the event of a fundamental transaction which is not in our control, including a fundamental transaction not approved by our board of directors, the holders of the Warrants will only be entitled to receive from us or our successor entity, as of the date of consummation of such fundamental transaction the same type or form of consideration (and in the same proportion), at the Black–Scholes Value of the unexercised portion of the Warrant that is being offered and paid to the holders of our common stock in connection with the fundamental transaction, whether that consideration is in the form of cash, stock or any combination of cash and stock, or whether the holders of our common stock are given the choice to receive alternative forms of consideration in connection with the fundamental transaction.

Transferability

Subject to applicable laws, a Warrant may be transferred at the option of the holder upon surrender of the Warrant to us together with the appropriate instruments of transfer and payment of funds sufficient to pay any transfer taxes (if applicable).

Exchange Listing

There is no trading market for the Warrants on any securities exchange or nationally recognized trading system. We do not intend to list the Warrants on any securities exchange or nationally recognized trading system.

Right as a Stockholder

Except as otherwise provided in the Warrants or by virtue of such holder’s ownership of shares of our common stock, the holders of the Warrants do not have the rights or privileges of holders of our common stock, including any voting rights, until they exercise their Warrants.

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PLAN OF DISTRIBUTION

We have entered into a Placement Agent Agreement (the “Placement Agent Agreement”) with A.G.P./Alliance Global Partners (“A.G.P. or the “Placement Agent”) to act as our exclusive Placement Agent in connection with this offering. Under the terms of the Placement Agent Agreement, the Placement Agent has agreed to be our exclusive Placement Agent, on a reasonable best efforts basis, in connection with the issuance and sale by us of shares of common stock and Warrants pursuant to this prospectus supplement and accompanying prospectus. The terms of this offering were subject to market conditions and negotiations between us, the Placement Agent and the investor. The Placement Agent Agreement does not give rise to any commitment by the Placement Agent to purchase any of our common stock and Warrants, and the Placement Agent will have no authority to bind us by virtue of the Placement Agent Agreement. Further, the Placement Agent does not guarantee that it will be able to raise new capital in any prospective offering. The Placement Agent may engage sub-agents or selected dealers to assist with the offering.

The Placement Agent proposes to arrange for the sale of the shares of common we are offering pursuant to this prospectus supplement and accompanying prospectus to an institutional accredited investor through a securities purchase agreement directly between the investor and us. We will only sell to an investor that has entered into the securities purchase agreement. We may not sell the entire amount of the securities being offered pursuant to this prospectus supplement.

We expect to deliver the shares of common stock and Warrants being offered pursuant to this prospectus supplement and the accompanying prospectus on or about March 18, 2022, subject to satisfaction of certain closing conditions.

Fees and Expenses

We have agreed to pay the Placement Agent a total cash fee equal to 7.0% of the gross proceeds of this offering. Additionally, the Placement Agent shall receive a cash fee equal to 7.0% of the cash exercise price of the Warrants. We will also pay the Placement Agent the reimbursement of up to $50,000 in legal expenses and clearing agent fees and expenses, and the reimbursement of out of pocket expenses of the Placement Agent in connection with marketing the transaction, with respect to the engagement under the Placement Agent Agreement; provided, however, that the reimbursement of legal and out of pocket expenses of the Placement Agent shall be $65,000 in the aggregate.

Indemnification

We have agreed to indemnify the Placement Agent and specified other persons against certain liabilities relating to or arising out of the Placement Agent’s activities under the engagement letter and to contribute to payments that the Placement Agent may be required to make in respect of such liabilities.

Regulation M

The Placement Agent may be deemed to be an underwriter within the meaning of Section 2(a)(11) of the Securities Act, and any commissions received by it and any profit realized on the resale of the securities sold by it while acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. As an underwriter, the Placement Agent would be required to comply with the requirements of the Securities Act and the Exchange Act, including, without limitation, Rule 415(a)(4) under the Securities Act and Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of shares of common stock and warrants by the Placement Agent acting as principal. Under these rules and regulations, the Placement Agent:

●	may not engage in any stabilization activity in connection with our securities; and

●	may not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until it has completed its participation in the distribution.

Lock-Up Agreements

Our directors, executive officers and holders of more than 10% of our outstanding common stock have entered into lock-up agreements. Under these agreements, these individuals have agreed, subject to specified exceptions, not to sell or transfer any shares of common stock or securities convertible into, or exchangeable or exercisable for, our shares of common stock during a period ending 90 days after the date of this prospectus, without first obtaining the written consent of the underwriter. Specifically, these individuals have agreed, in part, not to:

●	offer, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or hypothecate, pledge or otherwise dispose of (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by such person or any affiliate of such person or any person in privity with such person or any such affiliate), directly or indirectly, of any of our shares of common stock or any securities convertible into or exercisable or exchangeable for our common stock;

●	establish or increase a put equivalent position or liquidate or decrease a call equivalent position, enter into any swap or other agreement, arrangement, hedge or transaction that transfers to another, in whole or in part, directly or indirectly, any of the economic consequences of ownership of our common stock or any securities convertible into or exercisable or exchangeable for our common stock, whether any such transaction is to be settled by delivery of our shares of common stock, in cash or otherwise; or

●	publicly disclose the intention to do any of the foregoing.

Transfer Agent

The transfer agent and registrar for our common stock is Equity Stock Transfer. Its address is 237 West 37th Street, Suite 601, New York, New York 10018.

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MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following is a general summary of the material U.S. federal income tax considerations of the purchase, ownership, and disposition of our common stock and the Warrants. This summary does not describe all of the potential tax considerations that may be relevant in light of a prospective investor’s particular circumstances. For example, it does not address special classes of holders of our common stock or Warrants, such as banks, thrifts, real estate investment trusts, regulated investment companies, passive foreign investment companies, insurance companies, dealers in securities or currencies, or tax-exempt investors. This summary is limited to investors that acquire our common stock or the Warrants in this offering and hold such common stock or Warrants as a capital asset within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the “Code”) (generally, property held for investment purposes). Further, it does not include any description of any alternative minimum tax consequences, estate, gift, or generation-skipping tax consequences, or consequences under the tax laws of any state or local jurisdiction or of any foreign jurisdiction that may be applicable to holders of shares of our common stock or Warrants. This summary is based on the Code, the U.S. Treasury regulations promulgated thereunder, and administrative and judicial decisions, all as in effect on the date hereof, and all of which are subject to change or differing interpretations, possibly on a retroactive basis. There can be no assurance that the Internal Revenue Service (the “IRS”) will not challenge one or more of the descriptions of the tax consequences described herein, and we have not obtained, nor do we intend to obtain, a ruling from the IRS with respect to the U.S. federal income tax consequences of the purchase, ownership and disposition of our shares of common stock or the Warrants.

As used in this prospectus, the term “U.S. Holder” means a beneficial owner of our common stock or Warrants that is:

●	an individual who is a citizen or resident of the United States;

●	a corporation, or other entity taxable as a corporation for U.S. federal income tax purposes, created or organized in, or under the laws of, the United States, any state thereof, or the District of Columbia;

●	an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or

●	a trust, if either (i) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons (within the meaning of Section 7701(a)(30) of the Code) have the authority to control all substantial decisions of the trust, or (ii) such trust has made a valid election under applicable Treasury regulations to be treated as a United States person for U.S. federal income tax purposes.

As used in this prospectus, the term “Non-U.S. Holder” means a beneficial owner of our common stock or Warrants that is not a U.S. Holder.

If an entity or arrangement that is classified as a partnership (or other “pass-through” entity) for U.S. federal income tax purposes holds our common stock or Warrants, the U.S. federal income tax consequences to such entity and the partners (or other owners) of such entity generally will depend on the activities of the entity and the status of such partners (or owners). This summary does not address the tax consequences to any such partner (or owner). Partners (or other owners) of entities or arrangements that are classified as partnerships or as “pass-through” entities for U.S. federal income tax purposes should consult their own tax advisors regarding the U.S. federal income tax consequences arising from and relating to the purchase, ownership, and disposition of our common stock or Warrants.

WE URGE ALL PROSPECTIVE INVESTORS TO CONSULT THEIR TAX ADVISORS REGARDING THE U.S. FEDERAL, STATE, LOCAL AND NON-U.S. INCOME, ESTATE AND OTHER TAX CONSIDERATIONS OF ACQUIRING, HOLDING AND DISPOSING OF OUR COMMON STOCK.

Taxation of U.S. Holders

The following is a summary of the material U.S. federal income tax consequences to U.S. Holders of the ownership and disposition of the shares of common stock and Warrants purchased in this offering.

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Dividends and Other Distributions on Shares of Common Stock

Distributions on shares of our common stock, including distributions on shares of our common stock received upon exercise of a Warrant and constructive dividends under Section 305 of the Code, will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. If a distribution exceeds our current or accumulated earnings and profits, the excess will be treated first as a tax-free return of capital and will reduce (but not below zero) the U.S. Holder’s adjusted tax basis in such shares of our common stock, and any remaining excess will be treated as capital gain from a sale or exchange of shares of our common stock, subject to the tax treatment described below in “—Sale, Exchange or Other Disposition of Shares of our Common Stock or Warrants.”

Dividends received by a corporate U.S. Holder generally will qualify for the dividends received deduction if the requisite holding period is satisfied. With certain exceptions, and provided certain holding period requirements are met, dividends received by a non-corporate U.S. Holder generally will constitute “qualified dividends” that will be subject to tax at the tax rate accorded to long-term capital gains.

Sale, Exchange or Other Disposition of Shares of Our Common Stock or Warrants

Upon the sale, exchange or other disposition of shares of our common stock or Warrants, including common stock received upon exercise of a warrant, a U.S. Holder will recognize gain or loss in an amount equal to the difference between the amount realized upon such event and the U.S. Holder’s adjusted tax basis in such shares of common stock or Warrants. Generally, such gain or loss will be capital gain or loss. Any such capital gain or loss will be long-term capital gain or loss if the U.S. Holder’s holding period for such shares or Warrants exceeds one year, and will otherwise be short-term capital gain or loss.

Exercise or Lapse of Warrants

A U.S. Holder generally will not recognize gain or loss for U.S. federal income tax purposes on the exercise of a Warrant and related receipt of our common stock unless cash is received in lieu of the issuance of a fractional share.

Generally, upon the exercise of a Warrant, a U.S. Holder will have a tax basis in our common stock received equal to the U.S. Holder’s tax basis in the Warrant, plus the exercise price of the Warrant, and the holding period for our common stock acquired pursuant to the exercise of a Warrant will begin on the date following the date of exercise and will not include the period during which the U.S. Holder held the Warrant. If a Warrant is allowed to lapse unexercised, a U.S. Holder will recognize a capital loss in an amount equal to its tax basis in the Warrant. Such loss will be long-term capital loss if the Warrant has been held for more than one year as of the date the Warrant lapsed and will otherwise be short-term capital loss. The deductibility of capital losses is subject to certain limitations.

Tax Rates Applicable to Ordinary Income and Capital Gains

Ordinary income and short-term capital gains of non-corporate U.S. Holders are generally taxable at rates of up to 37%. Long-term capital gains of non-corporate U.S. Holders are subject to a maximum rate of 20%. See “—Surtax on Net Investment Income,” below, regarding the applicability of a 3.8% surtax to certain investment income.

Surtax on Net Investment Income

Individuals, estates and trusts will be required to pay a 3.8% Medicare surtax on “net investment income” (in the case of an individual) or “undistributed net investment income” (in the case of a trust or estate) in excess of a certain threshold amount. Net investment income includes, among other things, dividends and net gain from disposition of property (other than property held in certain trades or businesses). Net investment income is reduced by deductions that are properly allocable to such income. U.S. Holders should consult their own tax advisors regarding the application, if any, of this tax on their ownership and disposition of our common stock or Warrants.

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Taxation of Non-U.S. Holders

The following is a summary of the material U.S. federal income tax consequences to Non-U.S. Holders of the ownership and disposition of the shares of common stock and Warrants purchased in this offering.

Distributions

Distributions on shares of our common stock, including distributions on shares of our common stock received upon exercise of a Warrant and constructive dividends under Section 305 of the Code, will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. If a distribution exceeds our current and accumulated earnings and profits, the excess will be treated first as a tax-free return of capital and will reduce (but not below zero) the Non-U.S. Holder’s adjusted tax basis in such shares of our common stock, and any remaining excess will be treated as gain realized from the sale or exchange of the shares of our common stock, the treatment of which is described below under the section entitled “—Sale, Exchange or Other Disposition of Shares of Common Stock or Warrants.”

Subject to the discussion below under “Foreign Accounts,” dividends paid to a Non-U.S. Holder generally will be subject to withholding of U.S. federal income tax at the rate of 30%, or such lower rate as may be specified by an applicable income tax treaty. If a dividend is effectively connected with the Non-U.S. Holder’s conduct of a trade or business in the United States (and, if an applicable tax treaty requires, is also attributable to a U.S. “permanent establishment” maintained by such Non-U.S. Holder), the dividend will not be subject to any withholding tax, provided certain certification requirements are satisfied (as described below), and subject to the discussion below under “Foreign Accounts.” Instead, such dividends will be subject to U.S. federal income tax imposed on net income on the same basis that applies to U.S. persons generally. A corporate Non-U.S. Holder under certain circumstances also may be subject to an additional branch profits tax equal to 30%, or such lower rate as may be specified by an applicable income tax treaty, on a portion of its effectively connected earnings and profits for the taxable year.

To claim the benefit of a tax treaty or to claim exemption from withholding on the grounds that income is effectively connected with the conduct of a trade or business in the United States, a Non-U.S. Holder must provide a properly executed form, generally on IRS Form W-8BEN for treaty benefits or Form W-8ECI for effectively connected income, or such successor forms as the IRS designates, prior to the payment of dividends.

These forms must be periodically updated. Non-U.S. Holders generally may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS.

Non-U.S. Holders should consult their own tax advisors regarding the potential applicability of any income tax treaty in their particular circumstances.

Sale, Exchange or Other Disposition of Shares of Common Stock or Warrants

Subject to the discussions below under “—Information Reporting and Backup Withholding” and “—Foreign Accounts,” a Non-U.S. Holder generally will not be subject to U.S. federal income tax on the sale, exchange or other disposition of shares of our common stock or Warrants purchased in this offering unless:

●	the gain is effectively connected with a U.S. trade or business of the Non-U.S. Holder (and, if an applicable tax treaty requires, is also attributable to a U.S. “permanent establishment” maintained by such Non-U.S. Holder),

●	in the case of a Non-U.S. Holder who is an individual, such holder is present in the United States for a period or periods aggregating 183 or more days (as calculated for U.S. federal income tax purposes) during the taxable year of the disposition, and certain other conditions are satisfied, or

●	we are or have been a “United States real property holding corporation,” or “USRPHC,” as defined for U.S. federal income tax purposes, at any time during the shorter of (i) the five-year period ending on the date of disposition and (ii) the Non-U.S. Holder’s holding period for its shares of our common stock or Warrants.

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Gain described in the first bullet point above will be subject to tax at generally applicable U.S. federal income tax rates in the same manner as gain is taxable to U.S. Holders, unless an applicable income tax treaty provides otherwise. If such Non-U.S. Holder is a foreign corporation, such gain may also be subject to an additional “branch profits tax” at a 30% rate or such lower rate as may be specified by an applicable income tax treaty.

An individual Non-U.S. Holder described in the second bullet point above generally will be subject to U.S. federal income tax at a flat rate of 30% (or at a reduced rate under an applicable income tax treaty) on any gain recognized on the sale, exchange or other disposition of our common stock or Warrants, which may be offset by certain U.S.-source capital losses (even though such individual is not considered a resident of the United States).

With respect to the third bullet point above, a U.S. corporation is generally a USRPHC if the fair market value of its “United States real property interests” equals or exceeds 50% of the fair market value of its real property and trade or business assets. We believe that we currently are, and expect to remain for the foreseeable future, a USRPHC. However, so long as our common stock is regularly traded on an established securities market, under applicable U.S. Treasury regulations, a Non-U.S. Holder generally will not be subject to U.S. federal income tax on any gain realized on the sale, exchange or other disposition of shares of our common stock or Warrants, unless the Non-U.S. Holder has owned, directly or by attribution, more than 5% of our common stock during the shorter of the five-year period preceding the disposition or the Non-U.S. Holder’s holding period for the shares of our common stock or Warrants (a “greater than 5% stockholder”). If our common stock ceases to be regularly traded on an established securities market, all Non-U.S. Holders would be subject to U.S. federal income tax on a sale or other taxable disposition of our common stock or Warrants, and a purchaser may be required to withhold and remit to the IRS 15% of the purchase price, unless an exception applies.

Information Reporting and Backup Withholding Tax

We and other withholding agents must report annually to the IRS the amount of dividends or other distributions paid to Non-U.S. Holders on shares of our common stock and the amount of tax we and other withholding agents withhold on these distributions. Copies of the information returns reporting such distributions and any withholding may also be made available to the tax authorities in the country in which the Non-U.S. Holder resides, under the provisions of an applicable income tax treaty.

A Non-U.S. Holder will not be subject to backup withholding (the current rate of which is 24%) on reportable payments the Non-U.S. Holder receives on shares of our common stock if the Non-U.S. Holder provides proper certification (usually on an IRS Form W-8BEN or IRS Form W-8BEN-E) of its status as a non-U.S. person.

Information reporting and backup withholding generally are not required with respect to the amount of any proceeds from the sale or other disposition of shares of our common stock or Warrants outside the United States through a foreign office of a foreign broker that does not have certain specified connections to the United States. However, information reporting will apply if a Non-U.S. Holder sells shares of our common stock or Warrants outside the United States through a U.S. broker or a broker that is a controlled foreign corporation, a foreign person that derives 50% or more of its gross income for certain periods from the conduct of a trade or business in the United States, or a foreign partnership that, at any time during its tax year, either is engaged in the conduct of a trade or business in the United States or has as partners one or more U.S. persons that, in the aggregate, hold more than 50% of the income or capital interests in the partnership. If a sale or other disposition is made through a U.S. office of any broker, the broker will be required to report to the IRS the amount of proceeds paid to the Non-U.S. Holder and to backup withhold on that amount unless the Non-U.S. Holder provides appropriate certification (usually on an IRS Form W-8BEN or IRS Form W-8BEN-E) to the broker certifying the non-U.S. holder’s status as a non-U.S. person or other exempt status.

Backup withholding is not an additional tax. Amounts withheld under the backup withholding rules from a payment to a Non-U.S. Holder generally may be refunded or credited against the Non-U.S. Holder’s U.S. federal income tax liability, if any, provided that certain required information is timely furnished to the IRS.

Foreign Accounts

Sections 1471 through 1474 of the Code (commonly referred to as “FATCA”) generally impose a 30% withholding tax on “withholdable payments,” which include dividends on our common stock and gross proceeds from the disposition of our common stock paid to (i) a foreign financial institution (as defined in Section 1471 of the Code) unless it agrees to collect and disclose to the IRS information regarding direct and indirect U.S. account holders and (ii) a non-financial foreign entity unless it certifies certain information regarding substantial U.S. owners of the entity, which generally includes any U.S. person who directly or indirectly owns more than 10% of the entity. Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules. Under U.S. Treasury regulations and IRS guidance, the withholding obligations described above apply to payments of dividends on our common stock. While these withholding obligations would also apply to payments of gross proceeds from a sale or other disposition of our common stock, recently proposed Treasury regulations, which state that taxpayers may rely on the proposed regulations until final regulations are issued, eliminate this requirement. Prospective investors should consult their own tax advisors with respect to the potential tax consequences of FATCA.

THE UNITED STATES FEDERAL INCOME TAX DISCUSSION SET FORTH ABOVE IS INCLUDED FOR GENERAL INFORMATION ONLY AND MAY NOT BE APPLICABLE DEPENDING UPON AN INVESTOR’S PARTICULAR SITUATION. PROSPECTIVE INVESTORS SHOULD CONSULT THEIR OWN TAX ADVISORS WITH RESPECT TO ALL TAX CONSEQUENCES TO THEM OF THE ACQUISITION, OWNERSHIP AND DISPOSITION OF OUR COMMON STOCK OR WARRANTS, INCLUDING THE TAX CONSEQUENCES UNDER STATE, LOCAL, FOREIGN AND OTHER TAX LAWS, AND THE POSSIBLE EFFECTS OF ANY CHANGES THEREIN.

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LEGAL MATTERS

The validity of the issuance of the securities offered hereby will be passed upon for us by Davis Graham & Stubbs LLP, Denver, Colorado. A.G.P. is being represented in connection with this offering by McGuireWoods LLP, New York, New York.

EXPERTS

The consolidated financial statements of U.S. Gold Corp. and subsidiaries as of and for the years ended April 30, 2021 and 2020, incorporated herein by reference (which contains an explanatory paragraph relating to the Company’s ability to continue as a going concern), have been audited by Marcum LLP, independent registered public accounting firm, as set forth in their report, and are incorporated by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We are a reporting company and file annual, quarterly and current reports, proxy statements and other information with the SEC. We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the securities we are offering under this prospectus supplement and the accompanying prospectus. This prospectus supplement and the accompanying prospectus do not contain all of the information set forth in the registration statement and the exhibits to the registration statement. For further information with respect to us and the securities we are offering under this prospectus supplement and the accompanying prospectus, we refer you to the registration statement and the exhibits and schedules filed as a part of the registration statement. With respect to the statements contained in this prospectus supplement and the accompanying prospectus regarding the contents of any agreement or any other document, in each instance, the statement is qualified in all respects by the complete text of the agreement or document, a copy of which has been filed as an exhibit to the registration statement. The SEC maintains an internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC, where our SEC filings are also available. The address of the SEC’s web site is http://www.sec.gov.

We make available free of charge on or through our website at www.usgoldcorp.gold, our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act, as soon as reasonably practicable after we electronically file such material with or otherwise furnish it to the SEC. The information on, or accessible through, our website is not part of, and is not incorporated into, this prospectus supplement or the accompanying prospectus and should not be considered part of this prospectus supplement or the accompanying prospectus.

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INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” information that we file with it into this prospectus supplement and the accompanying prospectus, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus supplement and the accompanying prospectus. The information incorporated by reference is considered to be a part of this prospectus supplement and the accompanying prospectus, and information that we file later with the SEC will automatically update and supersede information contained in this prospectus supplement and the accompanying prospectus. Any statement contained in a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus supplement and accompanying prospectus to the extent that a statement contained in this prospectus supplement or the accompanying prospectus modifies or replaces that statement.

We incorporate by reference our documents listed below and any future filings made by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act in this prospectus supplement, between the date of this prospectus supplement and the termination of the offering of the securities described in this prospectus supplement. We are not, however, incorporating by reference any documents or portions thereof, whether specifically listed below or filed in the future, that are not deemed “filed” with the SEC, including our Compensation Committee report and performance graph or any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K or related exhibits furnished pursuant to Item 9.01 of Form 8-K.

We incorporate by reference the documents listed below that we have previously filed with the SEC:

●	our Annual Report on Form 10-K for the fiscal year ended April 30, 2021, filed with the SEC on July 29, 2021;

●	the information specifically incorporated by reference into our Annual Report on Form 10-K for the year ended April 30, 2021 from our definitive proxy statement on Schedule 14A filed with the SEC on August 9, 2021;

●	our Quarterly Reports on Form 10-Q for the quarterly periods ended July 31, 2021 and October 31, 2021, filed with the SEC on September 14, 2021 and December 14, 2021, respectively;

●	our Current Reports on Form 8-K filed with the SEC on September 21, 2021, December 3, 2021 and February 18, 2022 (excluding information furnished pursuant to Items 2.02 and 7.01); and

●	the description of our common stock contained in our Registration Statement on Form 8-A filed with the SEC on January 27, 2000, as amended and supplemented by the description of our Common Stock contained in Exhibit 4.3 to our Annual Report on Form 10-K for the year ended April 30, 2021, filed with the SEC on July 29, 2021, including any amendment or reports filed for the purpose of updating such description.

All reports and other documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of this offering, including, but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference into this prospectus supplement and the accompanying prospectus and deemed to be part of this prospectus supplement and the accompanying prospectus from the date of the filing of such reports and documents.

You should rely only on the information incorporated by reference or provided in this prospectus supplement or the accompanying prospectus. We have not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus supplement is accurate as of any date other than the date of this prospectus supplement or the date of the documents incorporated by reference in this prospectus supplement.

You may request a free copy of any of the documents incorporated by reference in this prospectus supplement and the accompanying prospectus (other than exhibits, unless they are specifically incorporated by reference in the documents) by writing or telephoning us at the following address:

U.S. Gold Corp.
Attention: Corporate Secretary
1910 E. Idaho Street, Suite 102-Box 604
Elko, NV 89801
(800) 557-4550

You may also access the documents incorporated by reference in this prospectus through our website at www.usgoldcorp.gold. Except for the specific incorporated documents listed above, no information available on or through our website shall be deemed to be incorporated in this prospectus or the registration statement of which it forms a part.

S-19

PROSPECTUS

U.S. Gold Corp.

$50,000,000

Common Stock

Preferred Stock

Warrants

Units

We may offer and sell from time to time, in one or more series or issuances and on terms that we will determine at the time of the offering, any combination of the securities described in this prospectus, up to an aggregate amount of $50,000,000.

We will provide specific terms of any offering in a supplement to this prospectus. Any prospectus supplement may also add, update, or change information contained in this prospectus. You should carefully read this prospectus and the applicable prospectus supplement as well as the documents incorporated or deemed to be incorporated by reference in this prospectus before you purchase any of the securities offered hereby.

These securities may be offered and sold in the same offering or in separate offerings; to or through underwriters, dealers, and agents; or directly to purchasers. The names of any underwriters, dealers, or agents involved in the sale of our securities, their compensation and any over-allotment options held by them will be described in the applicable prospectus supplement. See “Plan of Distribution.”

Our common stock is listed on the Nasdaq Capital Market (the “NASDAQ”) under the symbol “USAU.” On February 12, 2021, the last reported sale price of our common stock as reported on the NASDAQ was $12.67 per share. We recommend that you obtain current market quotations for our common stock prior to making an investment decision. We will provide information in any applicable prospectus supplement regarding any listing of securities other than shares of our common stock on any securities exchange.

You should carefully read this prospectus, any prospectus supplement relating to any specific offering of securities, and all information incorporated by reference herein and therein.

Investing in our securities involves a high degree of risk. These risks are discussed in this prospectus under “Risk Factors” beginning on page 4 and in the documents incorporated by reference into this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is            , 2021

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission using a “shelf” registration process. Under this shelf process, we may, from time to time, sell any combination of the securities described in this prospectus in one or more offerings up to a total amount of $50,000,000.

This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. We may also add, update or change in a prospectus supplement any information contained in this prospectus. To the extent any statement made in a prospectus supplement or a document incorporated by reference herein after the date hereof is inconsistent with the statements made in this prospectus, the statements made in this prospectus will be deemed modified or superseded by those made in the prospectus supplement or the incorporated document.

The prospectus supplement to be attached to the front of this prospectus may describe, as applicable: the terms of the securities offered; the public offering price; the price paid for the securities; net proceeds; and the other specific terms related to the offering of the securities.

You should only rely on the information contained or incorporated by reference in this prospectus and any prospectus supplement or issuer free writing prospectus relating to a particular offering. No person has been authorized to give any information or make any representations in connection with this offering other than those contained or incorporated by reference in this prospectus, any accompanying prospectus supplement and any related issuer free writing prospectus in connection with the offering described herein and therein, and, if given or made, such information or representations must not be relied upon as having been authorized by us. Neither this prospectus nor any prospectus supplement nor any related issuer free writing prospectus shall constitute an offer to sell or a solicitation of an offer to buy offered securities in any jurisdiction in which it is unlawful for such person to make such an offering or solicitation. This prospectus does not contain all of the information included in the registration statement. For a more complete understanding of the offering of the securities, you should refer to the registration statement, including its exhibits.

You should read the entire prospectus and any prospectus supplement and any related issuer free writing prospectus, as well as the documents incorporated by reference into this prospectus or any prospectus supplement or any related issuer free writing prospectus, before making an investment decision. Neither the delivery of this prospectus or any prospectus supplement or any issuer free writing prospectus nor any sale made hereunder shall under any circumstances imply that the information contained or incorporated by reference herein or in any prospectus supplement or issuer free writing prospectus is correct as of any date subsequent to the date hereof or of such prospectus supplement or issuer free writing prospectus, as applicable. You should assume that the information appearing in this prospectus, any prospectus supplement or any document incorporated by reference is accurate only as of the date of the applicable documents, regardless of the time of delivery of this prospectus or any sale of securities. Our business, financial condition, results of operations and prospects may have changed since that date.

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PROSPECTUS SUMMARY

This summary provides an overview of selected information contained elsewhere or incorporated by reference in this prospectus and does not contain all of the information you should consider before investing in our securities. You should carefully read the prospectus, the information incorporated by reference and the registration statement of which this prospectus is a part in their entirety before investing in our securities, including the information discussed under “Risk Factors” beginning on page 4 in this prospectus and the documents incorporated by reference and our financial statements and related notes that are incorporated by reference in this prospectus. As used in this prospectus, unless the context otherwise indicates, the terms “we,” “our,” “us,” or “the Company” refer to U.S. Gold Corp., a Nevada corporation, and its consolidated subsidiaries taken as a whole.

Overview

U.S. Gold Corp. and its subsidiaries are engaged in the gold mining industry. We are a U.S. focused gold exploration and development company. We own certain mining leases and other mineral rights comprising the CK Gold Project in Wyoming, the Keystone and Maggie Creek Projects in Nevada and most recently the Challis Gold Project in Idaho.

We are focused on the evaluation, acquisition, exploration and advancement of gold exploration and potential development projects, which may lead to gold production or value adding strategic transactions such as earn-in right agreements, option agreements, leases to third parties, joint venture arrangements with other mining companies, or outright sales of assets for cash and/or other consideration. We look for opportunities to improve the value of our gold projects through exploration drilling and/or technical studies focused on optimizing previous engineering work. We do not currently generate any cash flows from mining operations.

Recent Developments

COVID-19 Developments

The global COVID-19 pandemic continues to rapidly evolve, and we will continue to monitor the COVID-19 situation closely. The ongoing COVID-19 pandemic has and may continue to adversely impact our business, as our operations are based in and rely on third parties located in areas affected by the pandemic.

We, or our people, investors, contractors or stakeholders, have been prevented from free cross-border travel or normal attendance to activities in conducting our business at trade shows, presentations, meetings or other activities meant to promote or execute our business strategy and transactions. We have been prevented from receiving goods or services from contractors. Decisions beyond our control, such as canceled events, restricted travel, barriers to entry or other factors have affected or may affect our ability to accomplish drilling programs, technical analysis of completed exploration actions, equity raising activities, and other needs that would normally be accomplished without such limitations. Furthermore, our exploration activities rely heavily on outside contracts. The COVID-19 pandemic has caused disruptions in travel and accessing our exploration properties with contractors. Such government-imposed precautionary measures may have been relaxed in certain countries or states, but there is no assurance that more strict measures will be put in place again due to a resurgence in COVID-19 cases or in response to the spread of a new strain of COVID-19. There can be no assurance that the Company and its personnel may travel and access property freely in the near future.

Moreover, the COVID-19 pandemic has made and continues to make indeterminable adverse effects on general commercial activity and the world economy, and our business and results of operations could be adversely affected to the extent that COVID-19 or any other epidemic harms the global economy generally.

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We do not yet know the full extent of potential delays or impact on our business, our relationship with our business partners, or the global economy as a whole. However, any one or a combination of these events could have an adverse effect on our other business operations. A continuation or worsening of the levels of market disruption and volatility seen in the recent past could have an adverse effect on our ability to access capital, on our business, results of operations and financial condition, and on the market price of our common stock.

2021 Offering

On January 28, 2021, we entered into a securities purchase agreement with certain institutional and accredited investors, pursuant to which we issued and sold in a registered direct offering (the “2021 Offering”) (i) an aggregate of 914,136 shares of our common stock at an offering price of $10.54 per share and (ii) a concurrent private placement of warrants (the “2021 Warrants”) to purchase an aggregate of 457,068 shares of common stock at an exercise price of $14.50 per share. The warrants are exercisable six months following the issuance and will have a term of five years from the date of the initial exercise date. In connection with the 2021 Offering and private placement, pursuant to an amendment to that certain engagement agreement with Palladium Capital Group, LLC (“Palladium”), we issued a warrant identical in all material respects to the 2021 Warrants to purchase 46,490 shares of common stock at an exercise price of $14.50 per share to Palladium on February 1, 2021.

Change in Size of the Board of Directors

Effective January 6, 2021, our board of directors increased its size from five to six directors (the “board increase”), pursuant to Article V, Section 1 of our Second Amended and Restated Bylaws. Also, effective January 6, 2021, our board of directors appointed Mr. Michael Waldkirch to serve on our board of directors and to fill the vacancy created by the board increase. Additionally, effective January 6, 2021, Mr. Waldkirch replaced Mr. Ryan Zinke as a member of the Audit Committee of the board of directors.

Corporate Information

Our principal executive offices are located at 1910 E. Idaho Street, Suite 102-Box 604, Elko, NV 89801 and our telephone number is (800) 557-4550. Our web site address is www.usgoldcorp.gold. Information on our website is not incorporated in this prospectus supplement and is not part of this prospectus supplement, unless otherwise stated.

U.S. Gold Corp., formerly known as Dataram Corporation, was originally incorporated in the State of New Jersey in 1967 and was subsequently re-incorporated under the laws of the State of Nevada in 2016. Effective June 26, 2017, the Company changed its name to U.S. Gold Corp. from Dataram Corporation.

The Securities We May Offer

We may offer up to $50,000,000 of common stock, preferred stock, warrants and/or units in one or more offerings and in any combination. This prospectus provides you with a general description of the securities we may offer. A prospectus supplement, which we will provide each time we offer securities, will describe the specific amounts, prices and terms of these securities.

Common Stock

We may issue shares of our common stock from time to time. The holders of common stock are entitled to one vote per share on all matters to be voted upon by the stockholders and there are no cumulative rights. Subject to preferences that may be applicable to any outstanding preferred stock, the holders of common stock are entitled to receive ratably any dividends that may be declared from time to time by our board of directors (the “Board”) out of funds legally available for that purpose. We do not anticipate paying any cash dividends on our common stock in the foreseeable future but intend to retain our capital resources for reinvestment in our business. In the event of our liquidation, dissolution or winding up, the holders of common stock are entitled to share ratably in all assets remaining after payment of liabilities, subject to prior distribution rights of preferred stock then outstanding. The common stock has no preemptive or conversion rights or other subscription rights. There are no redemption or sinking fund provisions applicable to the common stock. The outstanding shares of common stock are fully paid and non-assessable, and any shares of common stock to be issued upon an offering pursuant to this prospectus and the related prospectus supplement will be fully paid and nonassessable upon issuance. To the extent that additional shares of our common stock may be issued in the future, the relative interests of the then existing stockholders may be diluted.

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Preferred Stock

We may issue shares of our preferred stock from time to time, in one or more series. Our Board will determine the rights, preferences, privileges and restrictions of the preferred stock, including dividend rights, conversion rights, voting rights, terms of redemption, liquidation preferences, sinking fund terms and the number of shares constituting any series or the designation of such series, without any further vote or action by stockholders. Convertible preferred stock will be convertible into our common stock or exchangeable for our other securities. Conversion may be mandatory or at your option or both and would be at prescribed conversion rates.

If we sell any series of preferred stock under this prospectus and applicable prospectus supplements, we will fix the rights, preferences, privileges and restrictions of the preferred stock of such series in the certificate of designation relating to that series. We will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the Securities and Exchange Commission, the form of any certificate of designation that describes the terms of the series of preferred stock we are offering before the issuance of the related series of preferred stock. We urge you to read the applicable prospectus supplement related to the series of preferred stock being offered, as well as the complete certificate of designation that contains the terms of the applicable series of preferred stock.

Warrants

We may issue warrants for the purchase of common stock or preferred stock in one or more series. We may issue warrants independently or together with common stock or preferred stock, and the warrants may be attached to or separate from these securities. We will evidence each series of warrants by warrant certificates that we will issue under a separate agreement. We may enter into warrant agreements with a bank or trust company that we select to be our warrant agent. We will indicate the name and address of the warrant agent in the applicable prospectus supplement relating to a particular series of warrants.

In this prospectus, we have summarized certain general features of the warrants. We urge you, however, to read the applicable prospectus supplement related to the particular series of warrants being offered, as well as the warrant agreements and warrant certificates that contain the terms of the warrants. We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the Securities and Exchange Commission, the form of warrant agreement or warrant certificate containing the terms of the warrants we are offering before the issuance of the warrants.

Units

We may issue units consisting of common stock, preferred stock and/or warrants for the purchase of common stock or preferred stock in one or more series. In this prospectus, we have summarized certain general features of the units. We urge you, however, to read the applicable prospectus supplement related to the series of units being offered, as well as the unit agreements that contain the terms of the units. We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference reports that we file with the Securities and Exchange Commission, the form of unit agreement and any supplemental agreements that describe the terms of the series of units we are offering before the issuance of the related series of units.

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RISK FACTORS

An investment in our securities involves a high degree of risk. The prospectus supplement applicable to each offering of our securities will contain a discussion of the risks applicable to an investment in our securities. Before deciding whether to invest in our securities, you should carefully consider the specific factors discussed under the heading “Risk Factors” in the applicable prospectus supplement, together with all of the other information contained or incorporated by reference in the prospectus supplement or appearing or incorporated by reference in this prospectus. You should also consider the risks, uncertainties and assumptions discussed under Item 1A, “Risk Factors,” in our most recent Annual Report on Form 10-K or any updates in our Quarterly Reports on Form 10-Q, together with all other information appearing in or incorporated by reference into this prospectus or the applicable prospectus supplement, before deciding whether to purchase any securities being offered. If any of these risks actually occurs, our business, business prospects, financial condition or results of operations could be seriously harmed. This could cause the trading price of our common stock to decline, resulting in a loss of all or part of your investment. Please also read carefully the section below entitled “Cautionary Note Regarding Forward-Looking Statements.”

Risk Factors Related to our Business

Our activities may be adversely affected by unforeseeable and unquantifiable health risks, such as the COVID-19 pandemic, whether those effects are local, nationwide or global. Matters outside our control may prevent us from executing on our exploration programs, limit travel of our representatives, adversely affect the health and welfare of our personnel or prevent important vendors and contractors from performing normal and contracted activities.

The ongoing COVID-19 pandemic has and may continue to adversely impact our business, as its operations are based in and rely on third parties located in areas affected by the pandemic.

The risks to the Company related to contagious disease, or policies implemented by governments to protect against the spread of a disease, are unforeseeable and unquantifiable by us. The COVID-19 pandemic has prevented us, our people, investors, contractors or stakeholders, from free cross-border travel or normal attendance to activities in conducting our business at trade shows, presentations, meetings or other activities meant to promote or execute our business strategy and transactions. In addition, we have been prevented from receiving goods or services from contractors. Decisions beyond our control, such as canceled events, restricted travel, barriers to entry or other factors have affected or may affect our ability to accomplish drilling programs, technical analysis of completed exploration actions, equity raising activities, and other needs that would normally be accomplished without such limitations. Such government-imposed precautionary measures related to COVID-19 may have been relaxed in certain states, but there is no assurance that more strict measures will be put in place again due to a resurgence in COVID-19 cases. There can be no assurance that us or our personnel may travel and access property freely in the near future.

Furthermore, we use a variety of outsourced contractors to execute our exploration programs. Drilling contractors need to be able to access our projects and ensure social distancing recommended safety standards. The COVID-19 pandemic has caused disruptions in travel and accessing our exploration properties with contractors. There is still uncertainty and lack of clarity with regards to travel restrictions and future State openings in Wyoming and Nevada. We continue to monitor the overall situation closely, with the safety of our employees and contractors as our top priority. In light of the ongoing COVID-19 pandemic, there are no assurances that material exploration activities will take place in 2021.

The COVID-19 pandemic has brought tremendous uncertainty to the global financial markets. As an exploration company with no revenues, we are reliant on constantly raising additional capital to fund our operations. A continuation or worsening of the levels of market disruption and volatility seen in the recent past could have an adverse effect on our ability to access capital, on our business, results of operations and financial condition, and on the market price of our common stock. There are no assurances we will be able to raise additional capital on favorable terms in the foreseeable future.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, each prospectus supplement and the information incorporated by reference in this prospectus and each prospectus supplement contain “forward-looking statements,” which include information relating to future events, future financial performance, strategies, expectations, competitive environment and regulation. Words such as “may,” “should,” “could,” “would,” “predicts,” “potential,” “continue,” “expects,” “anticipates,” “future,” “intends,” “plans,” “believes,” “estimates,” and similar expressions, as well as statements in future tense, are intended to identify forward-looking statements. Forward-looking statements should not be read as a guarantee of future performance or results and may not be accurate indications of when such performance or results will actually be achieved. Forward-looking statements are based on information we have when those statements are made or our management’s good faith belief as of that time with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. Important factors that could cause such differences include, but are not limited to:

●	our plans to conduct geographic surveys and determine the scope of our drilling program during our fiscal year ended April 30, 2021 and future periods;

●	the impact of COVID-19 on our business and exploration activities;

●	our ability to maintain compliance with the NASDAQ’s listing standards;

●	the conclusions of additional exploration programs and related studies;

●	expectations and the timing and budget for exploration and future exploration of our properties;

●	our planned expenditures during our fiscal year ended April 30, 2021 and future periods;

●	our estimates of the cost of future permitting changes and additional bonding requirements;

●	future exploration plans and expectations related to our properties;

●	our ability to fund our business with our current cash reserves based on our currently planned activities;

●	our expected cash needs and the availability and plans with respect to future financing;

●	statements concerning our financial condition;

●	our anticipation of future environmental and regulatory impacts;

●	our business and operating strategies; and

●	statements related to operating and legal risks.

You should read this prospectus, the applicable prospectus supplement and any related free-writing prospectus and the documents incorporated by reference in this prospectus with the understanding that our actual future results, levels of activity, performance and events and circumstances may be materially different from what we expect. The forward-looking statements contained or incorporated by reference in this prospectus or any prospectus supplement are expressly qualified in their entirety by this cautionary statement. We do not undertake any obligation to publicly update any forward-looking statement to reflect events or circumstances after the date on which any such statement is made or to reflect the occurrence of unanticipated events.

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USE OF PROCEEDS

Unless we specify another use in the applicable prospectus supplement, we will use the net proceeds from the sale of the securities offered by us for general corporate purposes, which may include, among other things, working capital, capital expenditures, exploration activities and investments. We may also use the net proceeds for the repayment, refinancing, redemption or repurchase of current or future indebtedness or capital stock and/or to invest in or acquire complementary or unrelated businesses or technologies, although we have no current commitments or agreements with respect to any such investments or acquisitions as of the date of this prospectus.

We may set forth additional information on the use of net proceeds from the sale of the securities we offer under this prospectus in a prospectus supplement related to a specific offering.

Investors are cautioned, however, that expenditures may vary substantially from these uses. Investors will be relying on the judgment of our management, who will have broad discretion regarding the application of the proceeds of this offering. The amounts and timing of our actual expenditures will depend upon numerous factors, including the amount of cash generated by our operations, the amount of competition and other operational factors. We may find it necessary or advisable to use portions of the proceeds from this offering for other purposes.

From time to time, we evaluate these and other factors and we anticipate continuing to make such evaluations to determine if the existing allocation of resources, including the proceeds of this offering, is being optimized. Circumstances that may give rise to a change in the use of proceeds include:

●	potential acquisitions;

●	the addition of exploration programs and related studies;

●	a change in timing and budget for exploration and future exploration of our properties;

●	the availability of other sources of capital, including cash from operations and financing arrangements, if any;

●	difficulty in environmental and regulatory compliance; and

●	a change in our business and operating strategies.

Pending other uses, we intend to invest the proceeds to us in investment-grade, interest-bearing securities such as money market funds, certificates of deposit, or direct or guaranteed obligations of the U.S. government, or hold as cash. We cannot predict whether the proceeds invested will yield a favorable, or any, return.

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DESCRIPTION OF CAPITAL STOCK

The following description of common stock and preferred stock summarizes the material terms and provisions of the common stock and preferred stock that we may offer under this prospectus, but is not complete. For the complete terms of our common stock and preferred stock, please refer to our articles of incorporation, as amended, any certificates of designation for our preferred stock, and our amended and restated bylaws, as may be amended from time to time. While the terms we have summarized below will apply generally to any future common stock or preferred stock that we may offer, we will describe the specific terms of any series of preferred stock in more detail in the applicable prospectus supplement. If we so indicate in a prospectus supplement, the terms of any preferred stock we offer under that prospectus supplement may differ from the terms we describe below.

As of February 12, 2021, our authorized capital stock consisted of 200,000,000 shares of common stock, par value $0.001 per share, and 50,000,000 shares of “blank check” preferred stock, par value $0.001 per share, of which 1,250 shares are designated as Series F Preferred Stock, 127 shares are designated as Series G Preferred Stock, 106,894 shares are designated as Series H Preferred Stock, and 921,666 shares are designated as Series I Preferred Stock. Our Board has the authority, without further action by the stockholders, to issue shares of preferred stock in one or more series and to fix the rights, preferences, privileges and restrictions granted to or imposed upon the preferred stock. As of February 12, 2021, there were 6,788,285 shares of our common stock issued and outstanding, and no shares of preferred stock outstanding.

Common Stock

The holders of common stock are entitled to one vote per share on all matters to be voted upon by the stockholders and there are no cumulative rights. Subject to preferences that may be applicable to any outstanding preferred stock, the holders of common stock are entitled to receive ratably any dividends that may be declared from time to time by the Board out of funds legally available for that purpose. We do not anticipate paying any cash dividends on our common stock in the foreseeable future but intend to retain our capital resources for reinvestment in our business. In the event of our liquidation, dissolution or winding up, the holders of common stock are entitled to share ratably in all assets remaining after payment of liabilities, subject to prior distribution rights of preferred stock then outstanding. The common stock has no preemptive or conversion rights or other subscription rights. There are no redemption or sinking fund provisions applicable to the common stock. The outstanding shares of common stock are fully paid and non-assessable, and any shares of common stock to be issued upon an offering pursuant to this prospectus and the related prospectus supplement will be fully paid and nonassessable upon issuance. To the extent that additional shares of our common stock may be issued in the future, the relative interests of the then existing stockholders may be diluted

The transfer agent and registrar for our common stock is Equity Stock Transfer. Its address is 237 West 37th Street, Suite 601, New York, New York 10018. Our common stock is listed on the NASDAQ under the symbol “USAU.”

Preferred Stock

The Board is authorized, subject to any limitations prescribed by law, without further vote or action by the stockholders, to issue from time to time shares of preferred stock in one or more series. Each such series of preferred stock shall have such number of shares, designations, preferences, voting powers, qualifications, and special or relative rights or privileges as shall be determined by the Board, which may include, among others, dividend rights, voting rights, liquidation preferences, conversion rights and preemptive rights. Issuance of preferred stock by our Board may result in such shares having dividend and/or liquidation preferences senior to the rights of the holders of our common stock and could dilute the voting rights of the holders of our common stock.

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Prior to the issuance of shares of each series of preferred stock, the Board is required by the Nevada Revised Statutes and our articles of incorporation to adopt resolutions and file a certificate of designation with the Secretary of State of the State of Nevada. The certificate of designation fixes for each class or series the designations, powers, preferences, rights, qualifications, limitations and restrictions, including, but not limited to, some or all of the following:

●	the number of shares constituting that series and the distinctive designation of that series, which number may be increased or decreased (but not below the number of shares then outstanding) from time to time by action of the Board;

●	the dividend rate and the manner and frequency of payment of dividends on the shares of that series, whether dividends will be cumulative, and, if so, from which date;

●	whether that series will have voting rights, in addition to any voting rights provided by law, and, if so, the terms of such voting rights;

●	whether that series will have conversion privileges, and, if so, the terms and conditions of such conversion, including provision for adjustment of the conversion rate in such events as the Board may determine;

●	whether or not the shares of that series will be redeemable, and, if so, the terms and conditions of such redemption;

●	whether that series will have a sinking fund for the redemption or purchase of shares of that series, and, if so, the terms and amount of such sinking fund;

●	whether or not the shares of the series will have priority over or be on a parity with or be junior to the shares of any other series or class in any respect;

●	the rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of the corporation, and the relative rights or priority, if any, of payment of shares of that series; and

●	any other relative rights, preferences and limitations of that series.

Once designated by our Board, each series of preferred stock may have specific financial and other terms that will be described in a prospectus supplement. The description of the preferred stock that is set forth in any prospectus supplement is not complete without reference to the documents that govern the preferred stock. These include our articles of incorporation and any certificates of designation that our Board may adopt.

All shares of preferred stock offered hereby will, when issued, be fully paid and nonassessable, including shares of preferred stock issued upon the exercise of preferred stock warrants or subscription rights, if any.

Although our Board has no intention at the present time of doing so, it could authorize the issuance of a series of preferred stock that could, depending on the terms of such series, impede the completion of a merger, tender offer or other takeover attempt.

Nevada Anti-Takeover Law, Provisions of our Certificate of Incorporation and Bylaws

Anti-Takeover Effects of Provisions of Nevada State Law

We may be, or in the future we may become, subject to Nevada’s control share laws. A corporation is subject to Nevada’s control share law if it has more than 200 stockholders, at least 100 of whom are stockholders of record and residents of Nevada, and if the corporation does business in Nevada, including through an affiliated corporation. This control share law may have the effect of discouraging corporate takeovers. As of February 12, 2021, we have less than 100 stockholders of record who are residents of Nevada.

The control share law focuses on the acquisition of a “controlling interest,” which means the ownership of outstanding voting shares that would be sufficient, but for the operation of the control share law, to enable the acquiring person to exercise the following proportions of the voting power of the corporation in the election of directors: (1) one-fifth or more but less than one-third; (2) one-third or more but less than a majority; or (3) a majority or more. The ability to exercise this voting power may be direct or indirect, as well as individual or in association with others.

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The effect of the control share law is that an acquiring person, and those acting in association with that person, will obtain only such voting rights in the control shares as are conferred by a resolution of the stockholders of the corporation, approved at a special or annual meeting of stockholders. The control share law contemplates that voting rights will be considered only once by the other stockholders. Thus, there is no authority to take away voting rights from the control shares of an acquiring person once those rights have been approved. If the stockholders do not grant voting rights to the control shares acquired by an acquiring person, those shares do not become permanent non-voting shares. The acquiring person is free to sell the shares to others. If the buyer or buyers of those shares themselves do not acquire a controlling interest, the shares are not governed by the control share law.

If control shares are accorded full voting rights and the acquiring person has acquired control shares with a majority or more of the voting power, a stockholder of record, other than the acquiring person, who did not vote in favor of approval of voting rights, is entitled to demand fair value for such stockholder’s shares.

In addition to the control share law, Nevada has a business combination law, which prohibits certain business combinations between Nevada publicly traded corporations and “interested stockholders” for two years after the interested stockholder first becomes an interested stockholder, unless the corporation’s board of directors approves the combination in advance. For purposes of Nevada law, an interested stockholder is any person who is: (a) the beneficial owner, directly or indirectly, of 10% or more of the voting power of the outstanding voting shares of the corporation, or (b) an affiliate or associate of the corporation and at any time within the previous two years was the beneficial owner, directly or indirectly, of 10% or more of the voting power of the then-outstanding shares of the corporation. The definition of “business combination” contained in the statute is sufficiently broad to cover virtually any kind of transaction that would allow a potential acquirer to use the corporation’s assets to finance the acquisition or otherwise to benefit its own interests rather than the interests of the corporation and its other stockholders.

The effect of Nevada’s business combination law is to potentially discourage parties interested in taking control of the Company from doing so if it cannot obtain the approval of our board of directors.

Articles of Incorporation and Bylaws

Provisions of our articles of incorporation, as amended, and second amended and restated bylaws may delay or discourage transactions involving an actual or potential change in our control or change in our management, including transactions in which stockholders might otherwise receive a premium for their shares, or transactions that our stockholders might otherwise deem to be in their best interests. Therefore, these provisions could adversely affect the price of our common stock. Among other things, our articles of incorporation and bylaws:

●	permit our Board to issue up to 50,000,000 shares of preferred stock, without further action by the stockholders, with any rights, preferences and privileges as our Board may designate, including the right to approve an acquisition or other change in control;

●	provide that the authorized number of directors may be changed only by a resolution adopted by a majority of the whole Board;

●	provide that all vacancies, including newly created directorships, may, except as otherwise required by law, be filled by the affirmative vote of a majority of directors then in office, even if less than a quorum;

●	do not provide for cumulative voting rights (therefore allowing the holders of a majority of the shares of common stock entitled to vote in any election of directors to elect all of the directors standing for election, if they should so choose);

●	provide that special meetings of our stockholders may be called only by (i) the Chairman of the Board, (ii) the Chief Executive Officer or (iii) a resolution adopted by a majority of the whole Board;

●	provide that stockholders may alter, amend or repeal any section of our bylaws by an affirmative vote of the holders of at least sixty-six and two-thirds (66 2/3%) of the outstanding voting power, voting together as a single class; and

●	provide advance notice provisions with which a stockholder who wishes to nominate a director or propose other business to be considered at a stockholder meeting must comply.

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DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of common stock or preferred stock in one or more series. We may issue warrants independently or together with common stock or preferred stock, and the warrants may be attached to or separate from these securities.

We will evidence each series of warrants by warrant certificates that we may issue under a separate agreement. We may enter into a warrant agreement with a warrant agent. Each warrant agent may be a bank that we select which has its principal office in the United States. We may also choose to act as our own warrant agent. We will indicate the name and address of any such warrant agent in the applicable prospectus supplement relating to a particular series of warrants.

We will describe in the applicable prospectus supplement the terms of the series of warrants, including:

●	the offering price and aggregate number of warrants offered;

●	if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;

●	if applicable, the date on and after which the warrants and the related securities will be separately transferable;

●	in the case of warrants to purchase common stock or preferred stock, the number or amount of shares of common stock or preferred stock, as the case may be, purchasable upon the exercise of one warrant and the price at which and currency in which these shares may be purchased upon such exercise;

●	the manner of exercise of the warrants, including any cashless exercise rights;

●	the warrant agreement under which the warrants will be issued;

●	the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreement and the warrants;

●	anti-dilution provisions of the warrants, if any;

●	the terms of any rights to redeem or call the warrants;

●	any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;

●	the dates on which the right to exercise the warrants will commence and expire or, if the warrants are not continuously exercisable during that period, the specific date or dates on which the warrants will be exercisable;

●	the manner in which the warrant agreement and warrants may be modified;

●	the identities of the warrant agent and any calculation or other agent for the warrants;

●	federal income tax consequences of holding or exercising the warrants;

●	the terms of the securities issuable upon exercise of the warrants;

●	any securities exchange or quotation system on which the warrants or any securities deliverable upon exercise of the warrants may be listed or quoted; and

●	any other specific terms, preferences, rights or limitations of or restrictions on the warrants.

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Before exercising their warrants, holders of warrants may not have any of the rights of holders of the securities purchasable upon such exercise, including, in the case of warrants to purchase common stock or preferred stock, the right to receive dividends, if any, or, payments upon our liquidation, dissolution or winding up or to exercise voting rights, if any.

Exercise of Warrants

Each warrant will entitle the holder to purchase the securities that we specify in the applicable prospectus supplement at the exercise price that we describe in the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to 5:00 P.M. eastern time, the close of business, on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

Holders of the warrants may exercise the warrants by delivering the warrant certificate representing the warrants to be exercised together with specified information, and paying the required exercise price by the methods provided in the applicable prospectus supplement. We will set forth on the reverse side of the warrant certificate, and in the applicable prospectus supplement, the information that the holder of the warrant will be required to deliver to the warrant agent.

Upon receipt of the required payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will issue and deliver the securities purchasable upon such exercise. If fewer than all of the warrants represented by the warrant certificate are exercised, then we will, if required by the terms of the warrant, issue a new warrant certificate for the remaining amount of warrants.

Enforceability of Rights By Holders of Warrants

Any warrant agent will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action the holder’s right to exercise, and receive the securities purchasable upon exercise of, its warrants in accordance with their terms.

Warrant Agreement Will Not Be Qualified Under Trust Indenture Act

No warrant agreement will be qualified as an indenture, and no warrant agent will be required to qualify as a trustee, under the Trust Indenture Act. Therefore, holders of warrants issued under a warrant agreement will not have the protection of the Trust Indenture Act with respect to their warrants.

Governing Law

Unless we provide otherwise in the applicable prospectus supplement, each warrant agreement and any warrants issued under the warrant agreements will be governed by New York law.

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DESCRIPTION OF UNITS

We may issue units comprised of one or more of the other securities described in this prospectus or any prospectus supplement in any combination. Each unit will be issued so that the holder of the unit is also the holder, with the rights and obligations of a holder, of each security included in the unit. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any times before a specified date or upon the occurrence of a specified event or occurrence.

The applicable prospectus supplement will describe:

●	the designation and the terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

●	any unit agreement under which the units will be issued;

●	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and

●	whether the units will be issued in fully registered or global form.

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PLAN OF DISTRIBUTION

We may sell the securities offered pursuant to this prospectus from time to time in one or more transactions, including, without limitation:

●	to or through underwriters;

●	through broker-dealers (acting as agent or principal);

●	through agents;

●	directly by us to one or more purchasers (including our affiliates and stockholders), through a specific bidding or auction process, a rights offering or otherwise;

●	through a combination of any such methods of sale; or

●	through any other methods described in a prospectus supplement or free writing prospectus.

The distribution of securities may be effected, from time to time, in one or more transactions, including:

●	block transactions (which may involve crosses) and transactions on the NASDAQ or any other organized market where the securities may be traded;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its own account pursuant to a prospectus supplement or free writing prospectus;

●	ordinary brokerage transactions and transactions in which a broker-dealer solicits purchasers;

●	sales “at the market” to or through a market maker or into an existing trading market, on an exchange or otherwise; and

●	sales in other ways not involving market makers or established trading markets, including direct sales to purchasers.

The applicable prospectus supplement or free writing prospectus will describe the terms of the offering of the securities, including:

●	the name or names of any underwriters, if, and if required, any dealers or agents;

●	the purchase price of the securities and the proceeds we will receive from the sale;

●	any underwriting discounts and other items constituting underwriters’ compensation;

●	any discounts or concessions allowed or re-allowed or paid to dealers; and

●	any securities exchange or market on which the securities may be listed or traded.

We may distribute the securities from time to time in one or more transactions at:

●	a fixed price or prices, which may be changed;

●	market prices prevailing at the time of sale;

●	prices related to such prevailing market prices; or

●	negotiated prices.

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Only underwriters named in the prospectus supplement are underwriters of the securities offered by the prospectus supplement.

If underwriters are used in an offering, we will execute an underwriting agreement with such underwriters and will specify the name of each underwriter and the terms of the transaction (including any underwriting discounts and other terms constituting compensation of the underwriters and any dealers) in a prospectus supplement or free writing prospectus. The securities may be offered to the public either through underwriting syndicates represented by managing underwriters or directly by one or more investment banking firms or others, as designated. If an underwriting syndicate is used, the managing underwriter(s) will be specified on the cover of the prospectus supplement. If underwriters are used in the sale, the offered securities will be acquired by the underwriters for their own accounts and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Any public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time. Unless otherwise set forth in the prospectus supplement or free writing prospectus, the obligations of the underwriters to purchase the offered securities will be subject to conditions precedent, and the underwriters will be obligated to purchase all of the offered securities, if any are purchased.

We may grant to the underwriters options to purchase additional securities to cover over-allotments, if any, at the public offering price, with additional underwriting commissions or discounts, as may be set forth in a related prospectus supplement or free writing prospectus. The terms of any over-allotment option will be set forth in the prospectus supplement or free writing prospectus for those securities.

If a dealer is used in the sale of the securities, we, or an underwriter, will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. To the extent required, we will set forth in the prospectus supplement, document incorporated by reference or free writing prospectus, as applicable, the name of the dealer and the terms of the transactions.

We may sell the securities directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of securities and we will describe any commissions we will pay the agent in the prospectus supplement.

We may authorize agents or underwriters to solicit offers by institutional investors to purchase securities from us at the public offering price set forth in the prospectus supplement or free writing prospectus pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. We will describe the conditions to these contracts and the commissions we must pay for solicitation of these contracts in the prospectus supplement or free writing prospectus.

In connection with the sale of the securities, underwriters, dealers or agents may receive compensation from us or from purchasers of the securities for whom they act as agents, in the form of discounts, concessions or commissions. Underwriters may sell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of the securities, and any institutional investors or others that purchase securities directly for the purpose of resale or distribution, may be deemed to be underwriters, and any discounts or commissions received by them from us and any profit on the resale of the common stock by them may be deemed to be underwriting discounts and commissions under the Securities Act. No FINRA member firm may receive compensation in excess of that allowable under FINRA rules, including Rule 5110, in connection with the offering of the securities.

We may provide agents, underwriters and other purchasers with indemnification against particular civil liabilities, including liabilities under the Securities Act, or contribution with respect to payments that the agents, underwriters or other purchasers may make with respect to such liabilities. Agents and underwriters may engage in transactions with, or perform services for, us in the ordinary course of business.

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To facilitate the public offering of a series of securities, persons participating in the offering may engage in transactions in accordance with Regulation M under the Exchange Act that stabilize, maintain, or otherwise affect the market price of the securities. This may include over-allotments or short sales of the securities, which involves the sale by persons participating in the offering of more securities than have been sold to them by us. In addition, those persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to underwriters or dealers participating in any such offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. Such transactions, if commenced, may be discontinued at any time. We make no representation or prediction as to the direction or magnitude of any effect that the transactions described above, if implemented, may have on the price of our securities.

Unless otherwise specified in the applicable prospectus supplement or free writing prospectus, any common stock sold pursuant to a prospectus supplement will be eligible for trading as listed on the NASDAQ. Any underwriters who are qualified market makers to whom securities are sold by us for public offering and sale may make a market in the securities in accordance with Rule 103 of Regulation M, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice.

In order to comply with the securities laws of some states, if applicable, the securities offered pursuant to this prospectus will be sold in those states only through registered or licensed brokers or dealers. In addition, in some states securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and complied with.

To the extent required, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution.

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LEGAL MATTERS

The validity of the securities offered by this prospectus will be passed upon by Ballard Spahr LLP, Las Vegas, Nevada.

EXPERTS

The consolidated financial statements of U.S. Gold Corp. and subsidiaries as of and for the year ended April 30, 2020, incorporated herein by reference (which contains an explanatory paragraph relating to the Company’s ability to continue as a going concern), have been audited by Marcum LLP, independent registered public accounting firm, as set forth in their report, and are incorporated by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

The consolidated financial statements of U.S. Gold Corp. and subsidiaries as of and for the year ended April 30, 2019, incorporated herein by reference, have been audited by KBL LLP (which contains an explanatory paragraph relating to the Company’s ability to continue as a going concern), independent registered public accounting firm, as set forth in their report, and are incorporated by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended, and in accordance therewith file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission. The Securities and Exchange Commission maintains a website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Securities and Exchange Commission. The address of the Securities and Exchange Commission’s website is www.sec.gov.

We make available free of charge on or through our website at www.usgoldcorp.gold/, our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, as soon as reasonably practicable after we electronically file such material with or otherwise furnish it to the Securities and Exchange Commission.

We have filed with the Securities and Exchange Commission a registration statement under the Securities Act of 1933, as amended, relating to the offering of these securities. The registration statement, including the attached exhibits, contains additional relevant information about us and the securities. This prospectus does not contain all of the information set forth in the registration statement. You can obtain a copy of the registration statement for free at www.sec.gov. The registration statement and the documents referred to below under “Incorporation of Certain Information By Reference” are also available on our website, www.usgoldcorp.gold/.

We have not incorporated by reference into this prospectus the information on our website, and you should not consider it to be a part of this prospectus.

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INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The Securities and Exchange Commission allows us to “incorporate by reference” the information we have filed with it, which means that we can disclose important information to you by referring you to those documents. The information we incorporate by reference is an important part of this prospectus, and later information that we file with the Securities and Exchange Commission will automatically update and supersede this information. We incorporate by reference the documents listed below and any future documents (excluding information furnished pursuant to Items 2.02 and 7.01 of Form 8-K) we file with the Securities and Exchange Commission pursuant to Sections l3(a), l3(c), 14 or l5(d) of the Securities Exchange Act of 1934, as amended, subsequent to the date of this prospectus and prior to the termination of the offering:

●	our Annual Report on Form 10-K for the fiscal year ended April 30, 2020, filed with the Securities and Exchange Commission on July 13, 2020;

●	the information specifically incorporated by reference into our Annual Report on Form 10-K for the year ended April 30, 2020 from our definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on September 14, 2020, as supplemented on September 23, 2020;

●	our Quarterly Reports on Form 10-Q for the quarterly periods ended July 31, 2020 and October 31, 2020, filed with the Securities and Exchange Commission on September 11, 2020 and December 14, 2020, respectively;

●	our Current Reports on Form 8-K filed with the Securities and Exchange Commission on August 13, 2020, September 2, 2020, September 22, 2020, October 6, 2020, October 13, 2020, November 6, 2020, November 10, 2020, December 10, 2020, January 12, 2021, January 28, 2021 and February 1, 2021; and

●	the description of our common stock contained in our Registration Statement on Form 8-A filed with the Securities and Exchange Commission on January 27, 2000, as amended and supplemented by the description of our Common Stock contained in Exhibit 4.6 to our Annual Report on Form 10-K for the year ended April 30, 2020, filed with the SEC on July 13, 2020, including any amendment or reports filed for the purpose of updating such description.

All filings filed by us pursuant to the Securities Exchange Act of 1934, as amended, after the date of the initial filing of this registration statement and prior to the effectiveness of such registration statement (excluding information furnished pursuant to Items 2.02 and 7.01 of Form 8-K) shall also be deemed to be incorporated by reference into the prospectus.

You should rely only on the information incorporated by reference or provided in this prospectus. We have not authorized anyone else to provide you with different information. Any statement contained in a document incorporated by reference into this prospectus will be deemed to be modified or superseded for the purposes of this prospectus to the extent that a later statement contained in this prospectus or in any other document incorporated by reference into this prospectus modifies or supersedes the earlier statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus. You should not assume that the information in this prospectus is accurate as of any date other than the date of this prospectus or the date of the documents incorporated by reference in this prospectus.

We will provide without charge to each person to whom a copy of this prospectus is delivered, upon written or oral request, a copy of any or all of the reports or documents that have been incorporated by reference in this prospectus but not delivered with this prospectus (other than an exhibit to these filings, unless we have specifically incorporated that exhibit by reference in this prospectus). Any such request should be addressed to us at:

U.S. Gold Corp.

Attention: Corporate Secretary

1910 E. Idaho Street, Suite 102-Box 604

Elko, NV 89801

(800) 557-4550

You may also access the documents incorporated by reference in this prospectus through our website at www.usgoldcorp.gold/. Except for the specific incorporated documents listed above, no information available on or through our website shall be deemed to be incorporated in this prospectus or the registration statement of which it forms a part.

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625,000 Shares of Common Stock,

Warrants to Purchase up to 625,000 Shares of Common Stock

and

the Shares of Common Stock underlying the Warrants

PROSPECTUS SUPPLEMENT

Sole Placement Agent

A.G.P.

The date of this prospectus supplement is March 15, 2022.